Exhibit 99.1

News from The Chubb Corporation

The Chubb Corporation
15 Mountain View Road • P.O. Box 1615
Warren, New Jersey 07061-1615
Telephone: 908-903-2000

FOR IMMEDIATE RELEASE

Chubb Reports First Quarter Net Income of
$360.7 Million or $1.88 per Share;
Operating Income per Share Is up 25% to a Record $1.61;
Net Written Premiums Grow 13%; Combined Ratio Is 92.6%

     WARREN, N.J., April 26, 2004 – The Chubb Corporation [NYSE: CB] today reported that net income in the first quarter of 2004 was $360.7 million, a 61% increase over net income of $224.6 million in the first quarter of 2003. Net income per share increased 44% to $1.88 from $1.31.

     Operating income, which the company defines as net income excluding after-tax realized investment gains and losses, increased 39% to $308.1 million in the first quarter of 2004 from $221.7 million in the first quarter of 2003. Operating income per share grew 25% to a record $1.61 from $1.29 a year ago. First quarter operating income for 2004 includes an after-tax loss of $9.3 million or $0.05 per share from the non-insurance business of Chubb Financial Solutions (CFS), compared to after-tax income of $9.1 million or $0.05 per share in the first quarter of 2003.

     Net written premiums for the first quarter increased 13% to $3.0 billion. Premiums for Chubb Re accounted for 4 percentage points of this growth. U.S. premiums grew 11%. Non-U.S. premiums grew 19%, or 4% in local currencies.

     The combined loss and expense ratio for the first quarter was 92.6%, compared with 95.3% in the corresponding year-earlier quarter. In the first quarter of 2004, catastrophe losses were $96.7 million and accounted for 3.5 points of the combined ratio. In the first quarter of 2003, catastrophe losses were $94.9 million and accounted for 4.1 points of the combined ratio. Excluding catastrophe losses, the first quarter combined ratio was 89.1% in 2004 and 91.2% in 2003. The expense ratio for the first quarter was 30.1% in 2004, compared with 30.4% in 2003.

Outlook for 2004

     “We had an excellent first quarter,” said John D. Finnegan, Chairman, President and Chief Executive Officer, “reflecting the earn-through of higher premiums and favorable loss experience, including unusually low commercial property losses. We continued to enjoy double-digit premium growth by attracting new customers, securing rate increases when needed and retaining a high percentage of our existing customers, all while maintaining underwriting discipline.

     “We expect that results in 2004 will continue to benefit from higher earned premiums and favorable terms and conditions,” said Mr. Finnegan. “Our results for the first quarter put us well on the way to achieving or exceeding our operating earnings guidance of $5.90 to $6.30 per share for 2004, but it is, after all, only one quarter. We will revisit the forecast when we have had six months behind us, but meanwhile we will stay with our previous guidance. Our guidance assumes 3 points of catastrophes and excludes results from the non-insurance business of CFS.”

Operations Review

     Chubb Commercial Insurance (CCI) had premium growth of 13% and a combined ratio of 82.8% for the quarter, compared to 86.5% in the first quarter of 2003. All CCI lines performed extremely well, especially Property & Marine, which had a combined ratio of 71.8%. CCI catastrophe losses in the first quarter accounted for 1.9 points of the combined ratio in 2004 and 3.4 points in 2003.

     CCI’s average renewal rate increases in the U.S. were 7%, and it retained 82% of the U.S. premiums that came up for renewal. CCI wrote $270 million of new business worldwide in the first quarter of 2004, compared to $308 million in the first quarter of 2003.

     Chubb Specialty Insurance had net premium growth of 14% and a combined ratio of 97.9%, compared to 99.2% in the corresponding year-earlier quarter.

     Executive Protection (EP) net written premiums grew 6% in the first quarter, and the business had a combined ratio of 101.5%. Average renewal rates in the U.S. were up 6%, and EP retained 89% of the U.S. premiums that came up for renewal. EP wrote $102 million of new business worldwide in the first quarter of 2004, compared to $129 million in the first quarter of 2003.

     Financial Institutions (FI) net premiums grew 5% in the first quarter, and the business had a combined ratio of 110.8%. Average FI renewal rates in the U.S. were up 9%, and FI retained 92% of the U.S. premiums that came up for renewal. FI wrote $52 million of new business worldwide in the first quarter of 2004, compared to $57 million in the first quarter of 2003.

     For the other specialty lines, first quarter premiums were up 37%, primarily driven by 76% growth at Chubb Re. The combined ratio for the other specialty lines was 84.3%.

     Chubb Personal Insurance had premium growth of 9% and a combined ratio of 99.9%, compared to 103.6% in the first quarter of 2003. Catastrophes accounted for 11.5 points of the combined ratio in the first quarter of 2004, compared to 10.9 points in the first quarter of 2003. Excluding catastrophe losses, the CPI combined ratio for the quarter was 88.4% in 2004 and 92.7% in 2003.

     The Homeowners line grew 9%. The combined ratio was 109.6%, which included 20.0 percentage points of catastrophe losses. Homeowners results were affected by the winter freezes in the Northeast, where Chubb has a significant market presence. Personal automobile insurance grew 9% and had a combined ratio of 96.2%, while other personal lines, which include valuable articles, excess liability and yacht insurance, grew 8% and had a combined ratio of 77.0%.

     Property and casualty investment income after taxes was up 12.0% to $221.8 million in the first quarter of 2004 from $198.0 million in the first quarter of 2003. The increase reflected strong operating cash flow and the contribution of $800 million by the parent company to the operating companies in the second quarter of 2003, partially offset by the negative impact of investing the proceeds of maturing bonds at lower interest rates.

     Chubb’s senior management will discuss the company’s first quarter performance with analysts today, April 26, at 5:00 P.M. Eastern time. The conference call will be webcast live on the Internet at http://www.chubb.com and archived later in the evening for replay.

About Chubb

     Founded in 1882, the Chubb Group of Insurance Companies provide property and casualty insurance for personal and commercial customers worldwide through 8,000 independent agents and brokers. Chubb’s global network includes branches and affiliates throughout North America, Europe, Latin America, Asia and Australia.

     The company’s Supplementary Investor Information Report has been posted on its Internet site at http://www.chubb.com.

     All financial results in this release and attachments are unaudited.

For further information contact:	Investors:	Glenn A. Montgomery
(908) 903-2365

	Media:	Mark E. Greenberg
(908) 903-2682

Definitions of Key Terms

Operating Income

Operating income, a non-GAAP financial measure, is net income excluding after-tax realized investment gains and losses. Management uses operating income, among other measures, to evaluate its performance because the realization of investment gains and losses in any given period is largely discretionary as to timing and can fluctuate significantly, which could distort the analysis of trends.

Underwriting Income (Loss)

Management evaluates underwriting results separately from investment results. The underwriting operations consist of three separate business units: personal insurance, commercial insurance and specialty insurance. Performance of the business units is based on statutory underwriting results. Statutory accounting principles differ in certain respects from generally accepted accounting principles (GAAP). Under statutory accounting principles, policy acquisition and other underwriting expenses are recognized immediately, not at the time premiums are earned. Statutory underwriting income (loss) is arrived at by reducing premiums earned by losses and loss expenses incurred and statutory underwriting expenses incurred.

Management uses underwriting results determined in accordance with GAAP, among other measures, to assess the overall performance of the underwriting operations. To convert statutory underwriting results to a GAAP basis, policy acquisition expenses are deferred and amortized over the period in which the related premiums are earned. Underwriting income (loss) determined in accordance with GAAP is defined as premiums earned less losses and loss expenses incurred and GAAP underwriting expenses incurred.

Property and Casualty Investment Income After Income Tax

Management uses property and casualty investment income after income tax, a non-GAAP financial measure, to evaluate its investment performance because it reflects the impact of any change in the proportion of the investment portfolio invested in tax-exempt securities and is therefore more meaningful for analysis purposes than investment income before income tax.

Book Value per Common Share with Available-for-Sale Fixed Maturities at Amortized Cost

Book value per share represents the portion of consolidated shareholders’ equity attributable to one share of common stock outstanding as of the balance sheet date. Consolidated shareholders’ equity includes, as part of accumulated other comprehensive income, the after-tax appreciation or depreciation on the Corporation’s available-for-sale fixed maturities, which are carried at market value. The appreciation or depreciation on available-for-sale fixed maturities is subject to fluctuation due to changes in interest rates and therefore could distort the analysis of trends. Management believes that book value per common share with available-for-sale fixed maturities at amortized cost, a non-GAAP financial measure, is an important measure of the underlying equity attributable to one share of common stock.

Combined Ratio or Combined Loss and Expense Ratio

The combined loss and expense ratio, expressed as a percentage, is the key measure of underwriting profitability. Management uses the combined loss and expense ratio calculated in accordance with statutory accounting principles applicable to property and casualty insurance companies to evaluate the performance of the underwriting operations. It is the sum of the ratio of losses and loss expenses to premiums earned (loss ratio) plus the ratio of statutory underwriting expenses to premiums written (expense ratio) after reducing both premium amounts by dividends to policyholders.

FORWARD LOOKING INFORMATION

     Certain statements in this document, and certain oral statements made by management from time to time, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. These include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results, as well as other statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” or other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission and those associated with:

•	the availability of primary and reinsurance coverage, including the implications relating to terrorism legislation and regulation;

•	global political conditions and the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;

•	the effects of the outbreak or escalation of war or hostilities;

•	premium price increases and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•	adverse changes in loss cost trends;

•	our ability to retain existing business;

•	material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements;

•	our expectations with respect to cash flow projections and investment income and with respect to other income;

•	the adequacy of loss reserves, including:

•	our expectations relating to reinsurance recoverables;

•	the effects of proposed asbestos liability legislation, including the impact of claims patterns arising from the possibility of legislation and those that may arise if legislation is not passed;

•	our estimates relating to ultimate asbestos liabilities and related reinsurance recoverables;

•	the impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•	the willingness of parties, including us, to settle disputes;

•	developments in judicial decisions or regulatory or legislative actions relating to coverage and liability for asbestos, toxic waste and mold claims;

•	the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have filed for bankruptcy or otherwise experienced deterioration in creditworthiness;

•	the effects of disclosures by, and investigations of, public companies relating to possible accounting irregularities, practices in the energy and securities industries and other corporate governance issues, including:

•	the effects on the energy markets and the companies that participate in them, and in particular as they may relate to concentrations of risk in our surety business;

•	the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

•	claims and litigation arising out of actual or alleged accounting or other corporate malfeasance by other companies;

•	claims and litigation arising out of investment banking practices;

•	legislative or regulatory proposals or changes, including the changes in law and regulation implemented under the Sarbanes-Oxley Act of 2002;

•	the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk;

•	any downgrade in our claims-paying, financial strength or other credit ratings;

•	the ability of our subsidiaries to pay us dividends;

•	general economic conditions including:

•	changes in interest rates, market credit spreads and the performance of the financial markets, generally and as they relate to credit risks assumed by our Chubb Financial Solutions unit in particular;

•	the effects of inflation;

•	changes in domestic and foreign laws, regulations and taxes;

•	changes in competition and pricing environments;

•	regional or general changes in asset valuations;

•	the inability to reinsure certain risks economically;

•	changes in the litigation environment;

•	general market conditions; and

•	our ability to implement management’s strategic plans and initiatives.

Our forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.

THE CHUBB CORPORATION

SUPPLEMENTARY FINANCIAL DATA
(Unaudited)

	Three Months Ended
	March 31
	2004	2003
	(in millions)
PROPERTY AND CASUALTY INSURANCE
Underwriting
Net Premiums Written	$3,017.4	$2,674.7
Increase in Unearned Premiums	(223.4)	(349.5)

Premiums Earned	2,794.0	2,325.2

Losses and Loss Expenses	1,740.6	1,505.5
Operating Costs and Expenses	907.3	811.5
Increase in Deferred Policy Acquisition Costs	(39.6)	(67.9)
Dividends to Policyholders	7.3	6.0

Underwriting Income	178.4	70.1

Investments
Investment Income Before Expenses	284.0	253.6
Investment Expenses	6.3	7.3

Investment Income	277.7	246.3

Other Charges	(1.0)	(7.5)

Property and Casualty Income	455.1	308.9
CHUBB FINANCIAL SOLUTIONS NON-INSURANCE BUSINESS	(14.3)	14.0
CORPORATE AND OTHER	(32.7)	(45.2)

CONSOLIDATED OPERATING INCOME BEFORE INCOME TAX	408.1	277.7
Federal and Foreign Income Tax	100.0	56.0

CONSOLIDATED OPERATING INCOME	308.1	221.7
REALIZED INVESTMENT GAINS AFTER INCOME TAX	52.6	2.9

CONSOLIDATED NET INCOME	$360.7	$224.6

PROPERTY AND CASUALTY INVESTMENT INCOME AFTER INCOME TAX	$221.8	$198.0

	Three Months Ended
	March 31
	2004	2003
OUTSTANDING SHARE DATA
(in millions)
Average Common and Potentially Dilutive Shares	191.7	171.4
Actual Common Shares at End of Period	189.7	171.6
DILUTED EARNINGS PER SHARE DATA
Operating Income	$1.61	$1.29
Realized Investment Gains	.27	.02

Net Income	$1.88	$1.31

Effect of Catastrophe Losses	$(.33)	$(.36)

Effect of Chubb Financial Solutions
Non-Insurance Business	$(.05)	$.05

	Mar. 31	Dec. 31
	2004	2003
BOOK VALUE PER COMMON SHARE	$47.69	$45.33
BOOK VALUE PER COMMON SHARE, with Available-for-Sale Fixed Maturities at Amortized Cost	44.05	42.21

PROPERTY AND CASUALTY UNDERWRITING RATIOS
THREE MONTHS ENDED MARCH 31

	2004	2003
Losses and Loss Expenses to Premiums Earned	62.5%	64.9%
Expenses to Premiums Written	30.1	30.4

Combined Loss and Expense Ratio	92.6%	95.3%

Effect of Catastrophe Losses on Combined Loss and Expense Ratio	3.5%	4.1%

PROPERTY AND CASUALTY LOSSES AND LOSS EXPENSES COMPONENTS
THREE MONTHS ENDED MARCH 31

	2004	2003
	(in millions)
Paid Losses and Loss Expenses	$1,227.3	$1,156.8
Increase in Unpaid Losses and Loss Expenses	513.3	348.7

Total Losses and Loss Expenses	$1,740.6	$1,505.5

PROPERTY AND CASUALTY PRODUCT MIX
THREE MONTHS ENDED MARCH 31

	Net Premiums		Combined Loss and
	Written		Expense Ratios
	2004	2003	2004	2003
	(in millions)
Personal Insurance
Automobile	$144.6	$132.9	96.2%	101.4%
Homeowners	341.7	312.5	109.6	114.1
Other	129.5	119.6	77.0	77.8

Total Personal	615.8	565.0	99.9	103.6

Commercial Insurance
Multiple Peril	302.8	276.5	84.6	88.0
Casualty	412.2	344.1	87.3	85.2
Workers’ Compensation	221.5	188.4	90.6	87.6
Property and Marine	290.6	273.3	71.8	87.4

Total Commercial	1,227.1	1,082.3	82.8	86.5

Specialty Insurance
Executive Protection	554.6	521.6	101.5	103.6
Financial Institutions	234.2	223.8	110.8	110.9
Other	385.7	282.0	84.3	78.8

Total Specialty	1,174.5	1,027.4	97.9	99.2

Total	$3,017.4	$2,674.7	92.6%	95.3%